UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2024

3M COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	File No. 1-3285	41-0417775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (651) 733-1110

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.01 Per Share	MMM	New York Stock Exchange
	MMM	Chicago Stock Exchange, Inc.
1.500% Notes due 2026	MMM26	New York Stock Exchange
1.750% Notes due 2030	MMM30	New York Stock Exchange
1.500% Notes due 2031	MMM31	New York Stock Exchange

Note: The common stock of the Registrant is also traded on the SIX Swiss Exchange.

Securities registered pursuant to section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange Act. ☐

Item 8.01.	Other Events

On February 27, 2024, Solventum Corporation (“Solventum”), a wholly owned subsidiary of 3M Company (“3M”), issued and sold $1,000,000,000 aggregate principal amount of 5.450% senior notes due 2027 (the “2027 notes”), $1,500,000,000 aggregate principal amount of 5.400% senior notes due 2029 (the “2029 notes”), $1,000,000,000 aggregate principal amount of 5.450% senior notes due 2031 (the “2031 notes”), $1,650,000,000 aggregate principal amount of 5.600% senior notes due 2034 (the “2034 notes”), $1,250,000,000 aggregate principal amount of 5.900% senior notes due 2054 (the “2054 notes”)  and $500,000,000 aggregate principal amount of 6.000% senior notes due 2064 (the “2064 notes” and, together with the 2027 notes, the 2029, the 2031 notes, the 2034 notes and the 2054 notes, the “Notes”).

The Notes were issued pursuant to an indenture, dated as of February 27, 2024 (the “Base Indenture”), as supplemented by a first supplemental indenture, dated as of February 27, 2024 (the “First Supplemental Indenture” and together with the Base Indenture, the “indenture”), by and between Solventum and U.S. Bank Trust Company, National Association, as trustee (the “trustee”).

The Notes were offered as part of the financing for the proposed distribution by 3M of at least 80.1% of Solventum’s issued and outstanding shares of common stock to 3M’s stockholders (“Spin-Off”).  In connection with the consummation of the Spin-Off, Solventum intends to make one or more direct and/or indirect cash payments to 3M as partial consideration for 3M’s transfer of its health care business to Solventum, such that Solventum holds $600 million of cash at the consummation of the Spin-off.  Solventum anticipates that all of the net proceeds from the offering of the notes will accordingly be paid to 3M, other than any amounts retained in order to achieve the $600 million retained cash target.

The Notes are senior unsubordinated obligations of Solventum and are initially guaranteed by 3M, pursuant to a guarantee agreement, dated as of February 27, 2024 (the “Parent Guarantee”), between 3M and the trustee.  The 3M guarantee will terminate upon the consummation of the Spin-Off or, if earlier, otherwise in accordance with the provisions of the indenture. Upon consummation of the Spin-Off, 3M will be automatically, irrevocably and unconditionally released from all of its obligations under the guarantee.

The Notes were sold in private placements to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes will not be initially registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements.  Solventum and 3M have entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated February 27, 2024, with the representatives of the initial purchasers of the Notes pursuant to which Solventum has agreed to file an exchange registration statement with respect to an exchange offer for the Notes.

The foregoing description of the indenture, the Notes, the Registration Rights Agreement and the Parent Guarantee is not intended to be complete and is qualified in its entirety by reference to the Base Indenture, the First Supplemental Indenture, the Registration Rights Agreement and the Parent Guarantee, which are filed as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description of Exhibits
4.1	Indenture, dated as of February 27, 2024, between Solventum Corporation and U.S. Bank Trust Company, National Association
4.2	First Supplemental Indenture, dated as of February 27, 2024, between Solventum Corporation and U.S. Bank Trust Company, National Association
4.3
Registration Rights Agreement, dated as of February 27, 2024, by and among Solventum Corporation, 3M Company and Goldman Sachs & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC

4.4	Parent Guarantee Agreement, dated as of February 27, 2024, between 3M Company and U.S. Bank Trust Company, National Association
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

By:	/s/ Michael M. Dai

Michael M. Dai
Vice President, Associate General Counsel & Secretary

Dated: February 27, 2024